Exhibit 99.1

NEWS RELEASE

Contacts:	BIO-key International, Inc.
Scott Mahnken
732-359-1113

BIO-Key International® Receives Early Payment on its Note Receivable and Plans to Retire its Notes Payable

WALL, NJ, May 25, 2011 (GLOBE NEWSWIRE) — BIO-key International, Inc. (OTCBB: BKYI.OB), a global leader in finger biometric identification technology solutions, today announced that InterAct911 Mobile Systems, Inc. exercised its option to prepay the balance due of $3,222,000 under the Note Receivable issued to BIO-key nearly twenty months ahead of the scheduled final maturity date in December 2012.  As a result, BIO-key has exercised its prepayment option and has paid the outstanding debt owed to its principal investor on its Secured Promissory Note in the amount of $3,157,759, and intends to prepay its other outstanding Secured Promissory Note in the amount of $350,804 by the end of this quarter.   In consideration for the early payment from InterAct911, BIO-key accepted a $150,000 discount on the principal amount due on the Note Receivable and our Secured Promissory Note holders have agreed to absorb $50,000 of the discount with the remainder borne by the Company.

“For the first time in our history, after our final outstanding Notes Payable is repaid BIO-key will have no preferred stock and will be debt free, leaving the company with only one class of common shares in our capital structure,” stated  Mike DePasquale, BIO-key CEO. “By receiving payment almost two years ahead of the agreed upon schedule, we are in a position to redeem our outstanding Note Payable, which will in turn, enable us to use cash from operations to fund our growth strategy without the burden of non-operational expenses.”

The total purchase price paid by InterAct911 to BIO-key for their former Law Enforcement Division, after customary closing adjustments was approximately $11.3 million.  Of that amount, approximately $7.3 million was received by BIO-key in cash at the closing in December 2009 and InterAct911 issued a guaranteed, secured three-year promissory note for the remaining $4 million due by December 2012.

“Improving our balance sheet has been one of our prime objectives for the past few years and we are pleased to now focus entirely on operations and spearheading growth to enhance shareholder value,” concluded Mr. DePasquale.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.